Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Advanced Health Intelligence Ltd (the “Company”) on Form 20-F for the year ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Montgomery, Non-executive Chairman of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

October 31, 2023	/s/ Scott Montgomery
Scott Montgomery
Chief Executive Officer

*	The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.